                      Distribution and Service Plan and Agreement

                                          with

                           OppenheimerFunds Distributor, Inc.

                                 For Class C Shares of

                            Oppenheimer Multi Cap Value Fund

This  Distribution  and  Service  Plan and  Agreement  (the  "Plan")  is dated as of the
_____day  of  __________,  2002,  by and between  Oppenheimer  Multi Cap Value Fund (the
"Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the Fund's  written  distribution  and service plan for
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Class C shares of the Fund (the  "Shares"),  designed to comply with the  provisions  of
Rule  12b-1 as it may be amended  from time to time (the  "Rule")  under the  Investment
Company Act of 1940 (the "1940  Act").  Pursuant  to this Plan the Fund will  compensate the  Distributor for its services in connection  with the  distribution  of Shares,  and
the  personal  service  and  maintenance  of  shareholder   accounts  that  hold  Shares
("Accounts").  The Fund may act as  distributor of securities of which it is the issuer, pursuant to the Rule,  according to the terms of this Plan.  The terms and provisions of this Plan shall be interpreted  and defined in a manner  consistent  with the provisions and definitions contained in (i) the Fund's Registration  Statement,  (ii) the 1940 Act,
(iii) the Rule,  (iv) Rule 2830 of the  Conduct  Rules of the  National  Association  of
Securities  Dealers,  Inc., or any  applicable  amendment or successor to such rule (the
"NASD Conduct Rules") and (v) any conditions  pertaining either to  distribution-related expenses or to a plan of  distribution  to which the Fund is subject  under any order on which  the  Fund  relies,  issued  at any  time  by the  U.S.  Securities  and  Exchange
Commission ("SEC").

2.       Definitions.  As used  in  this  Plan,  the  following  terms  shall  have  the
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following meanings:

         (a)      "Recipient"  shall mean any broker,  dealer,  bank or other  person or entity which: (i) has rendered  assistance  (whether direct,  administrative or both) in the  distribution  of  Shares  or has  provided  administrative  support  services  with respect  to Shares  held by  Customers  (defined  below) of the  Recipient;  (ii)  shall furnish  the  Distributor  (on  behalf  of  the  Fund)  with  such  information  as  the
Distributor  shall  reasonably  request to answer such questions as may arise concerning the sale of Shares;  and (iii) has been selected by the Distributor to receive  payments under the Plan.

         (b)      "Independent  Trustees"  shall mean the members of the Fund's Board of
Trustees who are not  "interested  persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect  financial  interest in the  operation of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"   shall  mean  such   brokerage  or  other   customers  or
investment  advisory or other clients of a Recipient,  and/or  accounts as to which such
Recipient  provides   administrative  support  services  or  is  a  custodian  or  other fiduciary.

         (d)      "Qualified  Holdings"  shall  mean,  as to any  Recipient,  all Shares owned  beneficially  or of record  by:  (i) such  Recipient,  or (ii)  such  Recipient's
Customers,  but in no event  shall  any such  Shares  be  deemed  owned by more than one
Recipient  for  purposes of this Plan.  In the event that more than one person or entity would  otherwise  qualify as  Recipients as to the same Shares,  the Recipient  which is the dealer of record on the  Fund's  books as  determined  by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.
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         (a)      Payments to the Distributor.  In consideration of the payments made by
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the  Fund  to  the  Distributor   under  this  Plan,  the   Distributor   shall  provide
administrative  support  services and  distribution  services to the Fund. Such services
include  distribution   assistance  and  administrative  support  services  rendered  in connection  with Shares (1) sold in purchase  transactions,  (2) issued in exchange  for shares of another  investment  company for which the  Distributor  serves as distributor or  sub-distributor,  or (3) issued  pursuant to a plan of  reorganization  to which the
Fund is a party.  If the  Board  believes  that  the  Distributor  may not be  rendering appropriate  distribution  assistance or  administrative  support services in connection with the sale of Shares,  then the  Distributor,  at the  request  of the  Board,  shall provide  the  Board  with a  written  report or other  information  to  verify  that the
Distributor is providing  appropriate  services in this regard.  For such services,  the
Fund will make the following payments to the Distributor:

                  (i)  Administrative  Support Service Fees. Within forty-five (45) days
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of the end of each  calendar  quarter,  the Fund will  make  payments  in the  aggregate amount of 0.25% on an annual basis of the average  during that  calendar  quarter of the aggregate  net asset value of the Shares  computed as of the close of each  business day
(the "Service  Fee").  Such Service Fee payments  received from the Fund will compensate
the  Distributor  for  providing   administrative   support  services  with  respect  to
Accounts.  The administrative  support services in connection with Accounts may include, but shall not be limited to, the  administrative  support  services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii)  Distribution  Assistance Fees  (Asset-Based  Sales Charge).  The
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Fund may make  payments  of an  "Asset-Based  Sales  Charge" of up to 0.0625%  per month
(0.75%  on an  annual  basis)  but the Board has  initially  set the  Asset-Based  Sales
Charge at a rate of 0.50%  annually.  The Board may increase  that amount to up to 0.75%
annually  without the further  approval of  shareholders  of Class C shares of the Fund.
Within  ten (10)  days of the end of each  month,  the Fund will  make  payments  in the aggregate  amount of  0.04666%  (0.50% on an annual  basis) of the  average  during  the month of the  aggregate  net  asset  value of  Shares  computed  as of the close of each business  day.  Such  Asset-Based  Sales  Charge  payments  received  from the Fund will compensate the  Distributor  for providing  distribution  assistance in connection  with the sale of Shares.

                  The   distribution   assistance   services   to  be  rendered  by  the
Distributor  in  connection  with the Shares may  include,  but shall not be limited to, the  following:  (i) paying  sales  commissions  to any  broker,  dealer,  bank or other person or entity that sells  Shares,  and/or  paying such persons  "Advance  Service Fee
Payments" (as defined  below) in advance of, and/or in amounts  greater than, the amount provided  for in  Section  3(b) of  this  Agreement;  (ii)  paying  compensation  to and expenses  of  personnel  of the  Distributor  who  support  distribution  of  Shares  by
Recipients;  (iii)  obtaining  financing  or  providing  such  financing  from  its  own resources,  or from an  affiliate,  for the  interest and other  borrowing  costs of the
Distributor's  unreimbursed expenses incurred in rendering  distribution  assistance and
administrative   support   services  to  the  Fund;   and  (iv)  paying   other   direct
distribution  costs,  including  without  limitation  the  costs  of  sales  literature, advertising  and  prospectuses  (other  than  those  prospectuses  furnished  to current holders  of the  Fund's  shares  ("Shareholders"))  and state  "blue  sky"  registration expenses.

         (b)      Payments to Recipients.  The Distributor is authorized  under the Plan
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to  pay  Recipients  (1)  distribution   assistance  fees  for  rendering   distribution
assistance in  connection  with the sale of Shares and/or (2) service fees for rendering administrative  support  services  with respect to Accounts.  However,  no such payments shall be made to any Recipient  for any quarter in which its  Qualified  Holdings do not equal or exceed,  at the end of such quarter,  the minimum  amount  ("Minimum  Qualified
Holdings"),  if any, that may be set from time to time by a majority of the  Independent
Trustees.  All fee payments made by the  Distributor  hereunder are subject to reduction or  chargeback  so that the  aggregate  service fee  payments  and  Advance  Service Fee
Payments  do not  exceed the  limits on  payments  to  Recipients  that are,  or may be, imposed  by the NASD  Conduct  Rules.  The  Distributor  may make Plan  payments  to any
"affiliated  person" (as defined in the 1940 Act) of the  Distributor if such affiliated person  qualifies as a Recipient or retain such  payments if the  Distributor  qualifies as a Recipient.

                  In  consideration  of  the  services   provided  by  Recipients,   the
Distributor shall make the following payments to Recipients:

                  (i) Service Fee. In consideration of  administrative  support services
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provided by a Recipient during a calendar  quarter,  the Distributor  shall make service fee payments to that  Recipient  quarterly,  within  forty-five  (45) days of the end of each calendar  quarter,  at a rate not to exceed 0.25% on an annual basis of the average during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the  Recipient  or by its  Customers  for a period of more than the minimum period (the "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

                  Alternatively,  the  Distributor  may,  at its sole  option,  make the following service fee payments to any Recipient  quarterly,  within forty-five (45) days of the end of each calendar  quarter:  (A) "Advance  Service Fee Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter of the  aggregate net asset value of Shares,  computed  as of the close of business on the day such Shares are sold, constituting  Qualified  Holdings,  sold by the Recipient  during that quarter and owned beneficially  or of record by the  Recipient or by its  Customers,  plus (B) service fee payments  at a rate not to exceed  0.25% on an annual  basis of the  average  during the calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the  Recipient  or by its  Customers  for a period of more than one (1) year.  At the
Distributor's  sole  option,  Advance  Service Fee  Payments may be made more often than quarterly,  and sooner than the end of the  calendar  quarter.  In the event  Shares are redeemed  less than one year after the date such  Shares  were sold,  the  Recipient  is obligated  to and will  repay  the  Distributor  on  demand a pro rata  portion  of such
Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services to be rendered by Recipients in connection  with the Accounts may include,  but shall not be limited to, the  following:
answering  routine  inquiries  concerning the Fund,  assisting in the  establishment and maintenance  of accounts or  sub-accounts  in the Fund and processing  Share  redemption
transactions,   making  the  Fund's   investment  plans  and  dividend  payment  options
available,  and providing  such other  information  and services in connection  with the rendering of personal  services and/or the  maintenance of Accounts,  as the Distributor or the Fund may reasonably request.

                  (ii) Distribution  Assistance Fee (Asset-Based Sales Charge) Payments.
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Irrespective  of  whichever  alternative  method  of  making  service  fee  payments  to
Recipients  is  selected by the  Distributor,  in addition  the  Distributor  shall make distribution  assistance fee payments to each  Recipient  quarterly,  within  forty-five
(45)  days  after the end of each  calendar  quarter,  at a rate not to  exceed  0.1875%
(0.75% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares  computed as of the close of each  business  day  constituting
Qualified  Holdings  owned  beneficially  or of record by the Recipient or its Customers for a  period  of more  than  one (1)  year.  Alternatively,  at its  sole  option,  the
Distributor may make distribution  assistance fee payments to a Recipient quarterly,  at the rate described above, on Shares  constituting  Qualified Holdings owned beneficially or of record by the  Recipient or its  Customers  without  regard to the 1-year  holding period  described  above.  Distribution  assistance  fee payments  shall be made only to
Recipients  that are  registered  with the SEC as a  broker-dealer  or are  exempt  from registration.  The  Distributor  has  initially  set such fees at a rate of  0.125%  per quarter (0.50% on an annual basis).

                  The  distribution  assistance  to be  rendered  by the  Recipients  in connection  with the sale of  Shares  may  include,  but shall not be  limited  to,  the following:  distributing  sales literature and  prospectuses  other than those furnished to current Shareholders,  providing  compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the  Recipient,  and providing such other  information  and services in connection  with the  distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority of the  Independent  Trustees  may at any time or from time to time (i)  increase or decrease the rate of fees to be paid to the  Distributor  or to any Recipient,  but not to exceed the maximum rates set forth above,  and/or (ii) direct the Distributor to increase or decrease any Minimum  Holding Period,  any maximum period set by a majority of the  Independent  Trustees during which fees will be paid on Shares constituting  Qualified  Holdings owned  beneficially  or of record by a Recipient or by its  Customers  (the "Maximum  Holding  Period"),  or Minimum  Qualified  Holdings.  The
Distributor  shall notify all  Recipients  of any Minimum  Qualified  Holdings,  Maximum
Holding  Period  and  Minimum  Holding  Period  that  are  established  and the  rate of payments  hereunder  applicable to  Recipients,  and shall provide each  Recipient  with written notice within thirty (30) days after any change in these  provisions.  Inclusion of such  provisions  or a change in such  provisions  in a  supplement  or  Statement of
Additional  Information  or amendment to or revision of the  prospectus  or Statement of
Additional Information of the Fund shall constitute sufficient notice.

         (d)      The  Service  Fee and the  Asset-Based  Sales  Charge  on  Shares  are
subject to reduction or  elimination  under the limits that apply to such fees under the
NASD Conduct Rules relating to sales of shares of open-end funds

         (e)      Under  the  Plan,  payments  may  also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which  may  include  profits derived  from the advisory fee it receives  from the Fund),  or (ii) by the  Distributor
(a subsidiary of OFI), from its own resources,  from  Asset-Based  Sales Charge payments or from the proceeds of its  borrowings,  in either case,  in the  discretion  of OFI or the Distributor, respectively.

         (f)      Recipients   are  intended  to  have  certain  rights  as  third-party
beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may be presumed  that a  Recipient  has  provided  distribution  assistance  or  administrative support services  qualifying for payment under the Plan if it has Qualified  Holdings of
Shares that  entitle it to payments  under the Plan.  If either the  Distributor  or the
Board believe that,  notwithstanding  the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in  connection  with the sale of
Shares or  administrative  support services for Accounts,  then the Distributor,  at the request of the Board,  shall require the Recipient to provide a written  report or other information  to  verify  that  said  Recipient  is  providing  appropriate  distribution assistance  and/or services in this regard.  If the Distributor or the Board of Trustees still is not  satisfied  after the receipt of such report,  either may take  appropriate steps to  terminate  the  Recipient's  status as a Recipient  under the Plan,  whereupon such  Recipient's  rights  as  a  third-party  beneficiary  hereunder  shall  terminate.
Additionally,  in their discretion a majority of the Fund's Independent  Trustees at any time may remove  any  broker,  dealer,  bank or other  person or entity as a  Recipient, whereupon  such person's or entity's  rights as a third-party  beneficiary  hereof shall terminate.  Notwithstanding  any  other  provision  of this  Plan,  this  Plan  does not obligate  or in any way make the Fund  liable  to make  any  payment  whatsoever  to any person  or entity  other  than  directly  to the  Distributor.  The  Distributor  has no obligation to pay any Service Fees or  Distribution  Assistance Fees to any Recipient if
the  Distributor  has not received  payment of Service Fees or  Distribution  Assistance
Fees from the Fund.

4.       Selection  and  Nomination  of  Trustees.  While  this Plan is in  effect,  the
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selection and  nomination of persons to be Trustees of the Fund who are not  "interested persons" of the Fund  ("Disinterested  Trustees")  shall be committed to the  discretion of the  incumbent  Disinterested  Trustees.  Nothing  herein shall prevent the incumbent
Disinterested  Trustees from  soliciting the views or the  involvement of others in such selection  or  nomination  as long as the  final  decision  on any  such  selection  and nomination is approved by a majority of the incumbent Disinterested Trustees.

5.       Reports.  While this Plan is in effect, the Treasurer of the Fund shall provide
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written  reports  to the  Fund's  Board  for its  review,  detailing  the  amount of all payments  made under this Plan and the purpose  for which the  payments  were made.  The reports shall be provided  quarterly,  and shall state whether all provisions of Section
3 of this Plan have been complied with.

6.       Related Agreements.  Any agreement related to this Plan shall be in writing and
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shall provide that:  (i) such agreement may be terminated at any time,  without  payment of any  penalty,  by a vote of a majority  of the  Independent  Trustees or by a vote of the  holders of a  "majority"  (as  defined  in the 1940 Act) of the Fund's  outstanding voting  Class C shares;  (ii) such  termination  shall be on not more than  sixty  days'
written  notice  to any  other  party  to the  agreement;  (iii)  such  agreement  shall automatically  terminate in the event of its  "assignment" (as defined in the 1940 Act);
(iv) such  agreement  shall go into effect when  approved by a vote of the Board and its
Independent  Trustees  cast in person at a meeting  called for the  purpose of voting on such agreement;  and (v) such agreement  shall,  unless  terminated as herein  provided, continue in effect from year to year only so long as such  continuance  is  specifically approved at least annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been
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approved  by a vote of the  Board  and its  Independent  Trustees  cast in  person  at a meeting  called on October  12,  2002,  for the  purpose of voting on this Plan.  Unless terminated as  hereinafter  provided,  it shall  continue in effect until renewed by the
Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance is  specifically  approved at least annually by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to increase  materially  the amount of payments to be made under this  Plan,  without  approval  of the Class C  Shareholders  at a meeting called for that  purpose and all material  amendments  must be approved by a vote of the
Board and of the Independent Trustees.

         This  Plan  may be  terminated  at any  time  by a vote  of a  majority  of the
Independent  Trustees or by the vote of the holders of a  "majority"  (as defined in the
1940  Act) of the  Fund's  outstanding  Class C  voting  shares.  In the  event  of such termination,  the  Board  and its  Independent  Trustees  shall  determine  whether  the
Distributor  shall be  entitled  to  payment  from the Fund of all or a  portion  of the
Service Fee and/or the  Asset-Based  Sales Charge in respect of Shares sold prior to the effective date of such termination.

8.       Disclaimer of Shareholder and Trustee  Liability.  The Distributor  understands
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that the  obligations  of the Fund under this Plan are not  binding  upon any Trustee or shareholder  of the Fund  personally,  but bind only the Fund and the  Fund's  property.
The  Distributor  represents  that it has notice of the provisions of the Declaration of
Trust  of  the  Fund  disclaiming   Trustee  and  shareholder   liability  for  acts  or
obligations of the Fund.

                                            Oppenheimer Multi Cap Value Fund

                                            By:    ____________________________________
                                                   Robert G. Zack
                                                   Secretary

                                            OppenheimerFunds Distributor, Inc.

                                            By:    _____________________________________
                                                   Katherine P. Feld
                                                   Vice President